Exhibit 4.1

EXECUTION VERSION

DREAMWORKS ANIMATION SKG, INC.

as Issuer

and

THE INITIAL GUARANTORS NAMED HEREIN

6.875% SENIOR NOTES DUE 2020

Indenture

Dated as of August 14, 2013

The Bank of New York Mellon Trust Company, N.A.

as Trustee

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF SUPPLEMENTAL INDENTURE

-v-

INDENTURE dated as of August 14, 2013 among DreamWorks Animation SKG, Inc., a Delaware corporation (the “Company”), the Initial Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee.

The Company, the Guarantors and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 6.875% Senior Notes due 2020:

ARTICLE ONE

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A attached hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acceptable Tax Credit” means (a) the amount (as determined in good faith by the Company) that the Company or any Guarantor is entitled to or can reasonably be expected to be entitled to receive as a refund of tax with respect to any tax credit pursuant to the provisions of the law of any State in the United States administering tax credit programs, the provisions of the federal law of the United States or the provisions of the federal law of Canada or the law of any Canadian Province (an “Other Provincial Act”) or the provisions of the law of the United Kingdom (“U.K. Law”) or the provisions of the law of Australia (“Australia Law”) or the provisions of the law of South Africa and any country, state or territory whose long term general obligation debt at that time has an investment grade rating (“Other Foreign Law”) or, (b) if the Company or such Guarantor has entered into a definitive, arm’s length, purchase and sale agreement for the sale of the tax credit to a third party, such lesser amount as may have been agreed by the Company or such Guarantor with the third party in such definitive purchase and sale agreement in respect of any such tax credits; in either case, which meets the following criteria:

(1)	the tax credit is in respect of an item of Product that has commenced principal photography or has otherwise commenced production and that does not remain incomplete beyond the time period, if any, permitted under the applicable State law, federal U.S. law, federal Canadian law, Other Provincial Act, U.K. Law, Australia Law or Other Foreign Law with respect to such credit;

(2)	the Company shall have obtained a completion guaranty, in customary form consistent with the Company’s past practice, for any item of Product (other than a television series) for which the Company or Guarantor has a current financial exposure or is otherwise subject to the economic risk of completion if the production exposure exceeds $20,000,000 for any such individual item of Product;

(3)	the Company or Guarantor has applied for and received an eligibility certificate in respect of such tax credit for such item of Product (if applicable) and has requested to be provided with an estimated amount of the tax credit to which the Company or Restricted Subsidiary will be entitled;

(4)	the amount of a refund of tax with respect to a tax credit that the Company or Guarantor is entitled or can reasonably be expected to be entitled to receive is net of any tax, interest, penalty or other amount payable to any governmental authority by the Company or Guarantor under the applicable State law, federal U.S. law, federal Canadian law, Other Provincial Act, U.K. Law, Australia Law or Other Foreign Law, as applicable, or any other amount payable by the Company or Guarantor to any governmental authority to which the credit can be or has been applied by set off or in any other manner whatsoever by any governmental authority;

(5)	where the amount of a tax credit in respect of an item of Product or, in the case of a television series, any one season of such series, exceeds the sum of $5,000,000, the Company has obtained an opinion or review letter from an independent accounting firm as to the estimated amount of the tax credit that the Company or Guarantor is entitled to receive; and

(6)	the amount of a refund of tax with respect to a tax credit that the Company or Guarantor is entitled or can reasonably be expected to be entitled to receive is net of expenses relating to the filing of the eligibility certificate with the applicable governmental authority or any other filings or procedures necessary to receive such tax credit which have already been paid prior to determination of the amount of such Acceptable Tax Credit;

provided, however, that (x) to the extent that circumstances arise or occur that would cause the actual tax credit to be less than the amount that would be determined based on any estimated amounts as set forth on any applications for any certificate described in clause (3) of this definition, the Acceptable Tax Credit shall be reduced to reflect the revised estimate and (y) an Acceptable Tax Credit shall cease to be an Acceptable Tax Credit (A) if the Company or Guarantor has not filed its return of income and all other certificates, forms and documents required under the applicable legislation to be filed together therewith in order to claim such tax credit within six months from the end of the tax year of the Company or such Guarantor; provided, however, that such requirement shall not apply if the Company or such Guarantor has entered into a definitive, arms’ length, purchase and sale agreement for the sale of the tax credit to a third party, or (B) if the relevant governmental authority has (i) denied the Company’s or Guarantor’s application of the applicable certificate set forth in clause (3) of this definition, (ii) not issued the applicable certificate within fifteen months following the Company’s or Guarantor’s application thereof or (iii) revoked or notified the Company or Guarantor of their intention to revoke such certificate.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than (x) the Initial Notes and (y) any Note issued pursuant to Sections 2.07(a), (c) or (e), Section 2.08, Section 2.11, Section 3.06 or Section 9.04 hereof) issued under this Indenture in accordance with Section 2.02 hereof as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at August 15, 2016 (such redemption price being described herein at Section 3.07 hereof) plus (2) all remaining required interest payments due on such Note through August 15, 2016 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(a)	the sale, lease, conveyance or other disposition (each, a “Transfer”) of any assets by the Company or any Restricted Subsidiary; and

(b)	the issuance of Equity Interests by any Restricted Subsidiary or the Transfer by the Company or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(a)	any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $7,500,000;

(b)	a Transfer of assets that is governed by Section 4.07 and/or Section 5.01 hereof;

(c)	a Transfer of assets or Equity Interests between or among the Company and the Restricted Subsidiaries;

(d)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(e)	a Transfer of any assets in the ordinary course of business;

(f)	a Transfer of cash or Cash Equivalents;

(g)	a Transfer of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(h)	a Transfer that constitutes a Restricted Payment that is permitted pursuant to Section 4.09 hereof, or a Permitted Investment;

(i)	a Transfer of any property or equipment that has become damaged, unusable, worn out or obsolete or that is no longer needed in the conduct of the business of the Company and the Restricted Subsidiaries, including any abandoned development project;

(j)	the Transfer of up to 15% of the Equity Interests (on a fully diluted basis) of DreamWorks Animation Investments, Inc. to employees, officers, directors and consultants of DreamWorks Animation Investments, Inc.;

(k)	foreclosure of assets of the Company or any of its Restricted Subsidiaries;

(l)	the unwinding of any hedging agreement in accordance with its terms prior to such unwinding;

(m)	the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(n)	any Transfer to the China Joint Venture pursuant to the terms of the China JV Agreement as in effect on the Issue Date;

(o)	the creation of a Lien not prohibited by this Indenture (but not the sale of property subject to a Lien);

(p)	the settlement or early termination of any hedge or any warrant option transactions entered into in connection with a Permitted Convertible Notes Offering;

(q)	any Transfer of rights in Product (or participations therein) or any item of Product as long as (i) the Company or such Restricted Subsidiary receives consideration at least equal to Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Transfer) therefore; and (ii) such transfer of rights is in the ordinary course; and

(r)	a grant of a license to use the Company’s or any Restricted Subsidiary’s patents, trade secrets, know-how or other intellectual property in the ordinary course of business to the extent that such license does not limit in any material respect the licensor’s use of the patent, trade secret, know-how or other intellectual property in the Company’s business.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, successor to or change in any such law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.

“Board of Directors” means:

(a)	with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof;

(b)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(c)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests (including general or limited partnership interests, limited liability company or membership interests or limited liability partnership interests), participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any Indebtedness convertible into such equity.

“Cash Equivalents” means:

(a)	marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(b)	certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000;

(c)	commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;

(d)	repurchase obligations of any lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;

(e)	securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;

(f)	securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition;

(g)	money market mutual or similar funds that invest substantially all of their assets in assets satisfying the requirements of clauses (a) through (f) of this definition;

(h)	money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; or

(i)	to the extent held by a Foreign Subsidiary, short-term investments utilized by such Foreign Subsidiary in accordance with its cash management practices investments of a type analogous to those described in clauses (a) through (h) of this definition.

“Change of Control” means the occurrence of any of the following:

(a)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders;

(b)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(c)	(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of 40% or more of the voting power of the Voting Stock of the Company and (ii) the Permitted Holders are not the Beneficial Owners of a larger percentage of the voting power of such Voting Stock than such person or group;

(d)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(e)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is, directly or indirectly, the Beneficial Owner of 40% or more of the voting power of the Voting Stock of the surviving or transferee Person unless the Permitted Holders are the Beneficial Owners of a larger percentage of the voting power of such Voting Stock than such person or group.

“Clearstream” means Clearstream Banking, a société anonyme organized under the laws of Luxembourg.

“China Joint Venture” means the joint venture between the Company, ODW Holdings Limited, China Media Capital (Shanghai) Center L.P., Shanghai Media Group and Shanghai Alliance Investment Co., Ltd.

“China JV Agreement” means the Transaction and Contribution Agreement among the Company, ODW Holdings Limited, China Media Capital (Shanghai) Center L.P., Shanghai Media Group and Shanghai Alliance Investment Co., Ltd. (as such agreement may be amended or modified from time to time).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Consolidated Cash Flow” means, without duplication, for any period, the Consolidated Net Income of the Company for such period plus, without duplication and to the extent deducted in computing Consolidated Net Income:

(a)	(i) provision for taxes based on income or profits of the Company and the Restricted Subsidiaries and (ii) payments to affiliates of Paul Allen under the Tax Receivable Agreement, dated October 27, 2004, in each case, for such period, to the extent that such provision for taxes or payments were deducted in computing such Consolidated Net Income; plus

(b)	Fixed Charges of the Company and the Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income and including any interest expense, as publicly disclosed in the Company’s periodic reports, earnings releases, financial statements or footnotes to the financial statements, included in the Company’s costs of revenues related to amortization of expenses previously capitalized as film and other inventory costs; plus

(c)

depreciation, amortization (including amortization of intangibles, deferred financing fees and debt incurrence costs but excluding (i) amortization of prepaid cash expenses that were paid in a prior period, (ii) amortization of direct operating expenses and (iii) amortization of production cost or film and other inventory costs except as otherwise provided in this paragraph) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income and including any depreciation and amortization, as publicly disclosed in the Company’s periodic reports, earnings releases, financial statements or footnotes to the financial statements, of facilities, furniture, fixtures, equipment, computer hardware and software (third-party licensed and internally developed) used for the production of animated films included in the Company’s costs of revenues related to amortization of expenses previously capitalized as film and other inventory costs; plus

(d)	any non-cash impairment charges or asset write-offs; minus

(e)	non-cash items increasing such Consolidated Net Income for such period (other than the accrual of revenue in the ordinary course of business and excluding any such non-cash item to the extent that it represents a reversal of an accrual of or a reserve for, anticipated cash charges in any prior period);

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary (other than a Guarantor) will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company (i) in the same proportion that the net income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company and (ii) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without restriction pursuant to the terms of its charter or any agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its equityholders.

“Consolidated Net Income” means, for any period, the aggregate of the net income (loss) of the Company and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(a)	the net income (loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a Restricted Subsidiary (subject, in the case of dividends or distributions paid to a Restricted Subsidiary, to the limitations contained in clause (b) below);

(b)	the net income (but not the net loss) of any Restricted Subsidiary (other than a Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(c)	the net income (loss) of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(d)	any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (i) any sale of assets outside the ordinary course of business of the Company; or (ii) the disposition of any securities by the Company or a Restricted Subsidiary or the extinguishment of any Indebtedness of the Company or any Restricted Subsidiary, shall be excluded;

(e)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, shall be excluded;

(f)	any impairment charge or asset write-off and the amortization of intangibles shall be excluded;

(g)	any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(h)	(i) any net unrealized gain or loss resulting in such period from Hedging Obligations or other derivatives and the application of Accounting Standards Codification 815 (or any successor standard); and (ii) any currency translation gains or losses (or similar charges) or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk entered in relation with Indebtedness) shall be excluded;

(i)	any non-cash compensation expense realized including any non-cash compensation expense, as publicly disclosed in the Company’s periodic reports, earnings releases, financial statements or footnotes to the financial statements, included in the Company’s costs of revenues related to amortization of expenses previously capitalized as film and other inventory costs for grants of performance shares, stock options or other rights to officers, directors and employees of the Company and any Restricted Subsidiary shall be excluded; and

(j)	the cumulative effect of a change in accounting principles shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company, who:

(a)	was a member of such Board of Directors on the Issue Date; or

(b)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means (i) the principal office of the Trustee at which at any particular time its corporate trust business shall be administered (as specified in Section 12.01 hereof), or any other address that the Trustee may designate from time to time by notice to the Company and the Holders or (ii) the principal corporate trust office of any successor Trustee.

“Credit Agreement” means that certain Credit Agreement, dated as of August 10, 2012 by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and the other lenders named therein providing for up to $400,000,000 (or $450,000,000 if the incremental commitments are exercised) of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, fiscal agency agreements, note agreements or indentures, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or the issuance of notes, bonds, debentures or other evidence of Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Custodian” means the Trustee, as custodian for the Depositary or its nominee with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A attached hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disinterested Member” means, with respect to any transaction or series of related transactions, a member of the Company’s Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions and is not an Affiliate or an officer, director, member of a supervisory, executive or management board or employee of any Person (other than the Company or a Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock that, by its terms, by the terms of any security into which it is convertible, or for which it is exchangeable, or by contract or otherwise, is, or upon the happening of any event or passage of time would be, required to be redeemed on or prior to the date that is 91 days after the date on which the Notes mature, or is redeemable at the option of the holder thereof, or is convertible into or exercisable or exchangeable for debt securities in any such case on or prior to such date, excluding any obligations under hedge or warrant agreements entered into in connection with a Permitted Convertible Notes Offering. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if (a) the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.07 and Section 4.08 described herein and (b) such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.07 and Section 4.08 hereof. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the Notes mature.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“DWA LLC” means DreamWorks Animation LLC, a Delaware limited liability company.

“DWS” means DW Studios L.L.C. (formerly known as DreamWorks L.L.C.), a Delaware limited liability company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public sale of Capital Stock (other than Disqualified Stock) of the Company (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) to any Person other than any Subsidiary of the Company.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Existing Indebtedness” means the aggregate amount of Indebtedness of the Company and the Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the Notes and the related Note Guarantees) in existence on the Issue Date after giving effect to the application of the proceeds of (x) the Notes and (y) any borrowings made under the Credit Agreement on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company, whose determination shall be conclusive.

“Fixed Charges” means, for any period, the sum, without duplication, of:

(a)	the consolidated interest expense of the Company and the Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest expense (other than (i) non-cash interest expense attributable to valuation of Hedging Obligations or other derivative instruments and (ii) non cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 (or any successor standard) to convertible or exchangeable debt), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(b)	the consolidated interest of the Company and the Restricted Subsidiaries (including interest expense on funds invested in production capitalized into film costs) that was capitalized during such period; plus

(c)	any interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of the Restricted Subsidiaries or secured by a Lien on assets of the Company or a Restricted Subsidiary, whether or not such Guarantee or Lien is called upon; plus

(d)

the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a

Restricted Subsidiary, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the issuer of such Disqualified Stock or Preferred Stock, expressed as a decimal;

in each case, on a consolidated basis and in accordance with GAAP.

“Fixed Charge Coverage Ratio” means for any period, the ratio of the Consolidated Cash Flow of the Company for such period to the Fixed Charges of the Company for such period.

For purposes of calculating the Fixed Charge Coverage Ratio:

(a)	in the event that the Company or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period;

(b)	Investments, acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the Company or any Restricted Subsidiary (or by any Person that has subsequently become a Restricted Subsidiary or has subsequently merged or consolidated with or into the Company or any Restricted Subsidiary), including through mergers or consolidations, and the designation or redesignation of an Unrestricted Subsidiary, in each case, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis, but without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income;

(c)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, will be excluded;

(d)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the Calculation Date;

(e)	whenever pro forma effect is to be given to an acquisition or disposition, the amount of Consolidated Cash Flow relating thereto and the amount of Fixed Charges associated with any Indebtedness Incurred in connection therewith, unless otherwise specified, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Company and set forth in an Officers’ Certificate; provided that such pro forma calculations may also include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that have been realized or for which substantially all the steps necessary for realization have been taken;

(f)	Fixed Charges attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; and

(g)	Fixed Charges attributable to interest on any Indebtedness incurred under a revolving credit facility computed on a pro forma basis will be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Glendale Facility” means the Company’s headquarters facility in Glendale, California.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.07(b)(iv), 2.07(d)(ii) or 2.07(d)(iii) hereof.

“Government Securities” means securities that are direct obligations of the United States of America (including any agency or instrumentality thereof) for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person, but excluding endorsements for collection or deposit in the normal course of business.

“Guarantors” means:

(a)	the Initial Guarantors; and

(b)	any other Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.

“HBO” means Home Box Office, Inc., a Delaware corporation.

“HBO Attornment Agreement” means the Attornment Agreement, dated as of October 27, 2004, and as amended and reaffirmed as of January 1, 2010, between HBO and DW Animation, confirming certain rights and obligations of DW Animation in respect of the HBO License Agreements.

“HBO License Agreements” means collectively, (x) the License Agreement, dated as of March 7, 1995, between DWS and HBO, and (y) the License Agreement, dated as of January 1, 2010 between DWS and HBO, as each has been or may be amended, supplemented or otherwise modified from time to time.

“HBO Security Agreement” means collectively the Security Agreement, dated as of October 27, 2004, between HBO and DW Animation, and any Copyright Mortgage and Assignments (as defined therein) entered into in connection therewith from time to time, as each has been or may be amended, supplemented or otherwise modified from time to time.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)	any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement;

(b)	any commodity forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement; or

(c)	any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee, or otherwise become liable for such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (x) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary, (y) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness or the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness and (z) the redesignation of any operating lease entered into in the ordinary course of business as a Capital Lease Obligation or Indebtedness due solely to a change in GAAP shall not constitute an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any specified Person, whether or not contingent, and without duplication:

(a)	all indebtedness of such Person in respect of borrowed money;

(b)	all obligations of such Person evidenced by bonds, notes, debentures or similar instruments;

(c)	all obligations of such Person in respect of banker’s acceptances, letters of credit or similar instruments (or reimbursement obligations in respect thereof);

(d)	all Capital Lease Obligations of such Person and Attributable Debt;

(e)	all obligations of such Person in respect of the deferred and unpaid balance of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(f)	the net obligations under all Hedging Obligations of such Person, excluding any such net obligations that may be satisfied in full through the delivery of Equity Interests in such Person;

(g)	all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price plus accrued dividends;

(h)	all Preferred Stock issued by a Subsidiary of such Person, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (but excluding accrued dividends);

(i)	all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness will be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness; and

(j)	to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof, at such time.

For purposes of determining any particular amount of Indebtedness, (x) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, and (y) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.06 hereof shall not be treated as Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Guarantors” means all of the Domestic Restricted Subsidiaries of the Company other than DWA Finance I LLC and Pacific Productions LLC.

“Initial Notes” means the first $300,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchaser(s)” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and Loop Capital Markets LLC.

“Investments” in any Person means all direct or indirect investments in such Person in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by such Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment remaining in such Subsidiary after such sale or disposition. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person unless such Investment in such third party was not made in anticipation or contemplation of the Investment by the Company or such Restricted Subsidiary.

“Issue Date” means the first date Notes are issued under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Legended Regulation S Global Note” means a global Note substantially in the form of Exhibit A bearing the Global Note Legend, the Regulation S Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net Available Cash” means the aggregate proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received in cash or Cash Equivalents by the Company or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (a) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (b) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) in the case of any Asset Sale by a Restricted Subsidiary, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary, (d) payments required to repay Indebtedness outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold and (e) appropriate amounts to be provided by the Company or the

Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (i) excess amounts set aside for payment of taxes pursuant to clause (b) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (ii) amounts initially held in reserve pursuant to clause (e) no longer so held, shall, in the case of each of subclause (i) and (ii), at that time become Net Available Cash deemed to have been received in connection with an Asset Sale occurring at that time.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means this Indenture, the Notes, the Note Guarantees, and all other agreements related to this Indenture, the Notes and the Guarantees.

“Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.

“Notes” means the 6.875% Senior Notes due 2020 of the Company issued under this Indenture. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” with respect to any Indebtedness means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

“Offering Memorandum” means the offering memorandum, dated August 7, 2013, relating to the offering of the Notes.

“Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by notifying the Trustee in writing and mailing a notice to each Holder stating:

(a)	the provision of this Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(b)	the purchase price and the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);

(c)	that any Note not tendered will continue to accrue interest pursuant to its terms;

(d)	that, unless the Company defaults in the payment of the purchase price, any Note accepted for purchase pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(e)	that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed (or in the case of beneficial interests in Global Notes, any notice required by the applicable procedures of DTC), to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(f)	that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter (or in the case of beneficial interests in Global Notes, any notice required by the applicable procedures of DTC) setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(g)	that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof (and, in the case of an Offer to Purchase made pursuant to Section 4.08 hereof, any other Pari Passu Debt included in such Offer to Purchase) tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for purchase by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Company is required to offer to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Deputy Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Chief Accounting Officer, the Controller, the Secretary or any Assistant Secretary or Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company).

“Pari Passu Debt” means (x) any Indebtedness of the Company that ranks equally in right of payment with the Notes or (y) any Indebtedness of a Guarantor that ranks equally in right of payment with such Guarantor’s Note Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Company and the Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto, or related to the entertainment business or entertainment technology business, including, without limitation, the exploitation of intellectual property and or the sale, lease or license of technology for the exploitation of intellectual property, as determined in good faith by the Company.

“Permitted Convertible Notes Offering” means any offering by the Issuer or any Restricted Subsidiary after the Issue Date of convertible or exchangeable Indebtedness; provided that such Indebtedness is permitted to be issued pursuant to Section 4.10.

“Permitted Holders” means any of (x) Jeffrey Katzenberg and David Geffen, (y) in the case of each individual referred to in the preceding clause (x), for the purposes of this definition, the reference to such individual shall be deemed to include the members of such individual’s immediate family, such individual’s estate, and any trusts (whether inter vivos or testamentary) or other entities established by such individual for the benefit of members of such individual’s family or charitable causes and (z) any Person which is directly or indirectly a wholly-owned Subsidiary of the Persons referenced in clauses (x) and (y).

“Permitted Investments” means:

(a)	any Investment in the Company or in a Restricted Subsidiary (other than domestic Restricted Subsidiaries that are not Guarantors);

(b)	any Investment in cash or Cash Equivalents;

(c)	any Investment (including any subsequent earn-out payment) by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(i)	such Person becomes a Restricted Subsidiary; or

(ii)	such Person, in one or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(d)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.08 hereof;

(e)	any Investment acquired solely in exchange for Equity Interests of the Company (other than Disqualified Stock); provided that the amount of the Fair Market Value of the Equity Interests of the Company that are utilized for such Investment will be excluded from clause (3)(B) of Section 4.09(a);

(f)	Hedging Obligations that are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates (or to reverse or amend any such agreements previously made for such purposes) and not for speculative purposes, and only to the extent such Hedging Obligations do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(g)	(i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) stock, obligations or securities received in satisfaction of judgments, foreclosure of Liens or settlement of Indebtedness and (iii) any Investments received in compromise of obligations of any trade creditor or customer that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any such Person;

(h)	advances to customers or suppliers in the ordinary course of business and endorsements for collection or deposit arising in the ordinary course of business;

(i)	commission, payroll, travel and similar advances in the ordinary course of business to current or former officers, directors, consultants and employees of the Company or any Restricted Subsidiary;

(j)	Investments consisting of purchases and acquisitions, in the ordinary course of business, of inventory, supplies, material or equipment or the licensing or contribution of intellectual property in the ordinary course of business, that do not materially interfere with the ordinary conduct of the Company or any of the Restricted Subsidiaries;

(k)	Investments existing on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount invested as of the Issue Date in the Investment that is replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(l)	Investments constituting (a) reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims and (b) obligations, including indemnification or reimbursement obligations incurred in the ordinary course of business in respect of performance, bid, appeal and surety bonds, completion guarantees and similar items, in each case, to the extent permitted under this Indenture;

(m)	Investments resulting from pledges and deposits in the ordinary course of business permitted under the definition of “Permitted Liens”;

(n)	(i) Guarantees issued in accordance with Section 4.10 and additional Note Guarantees and (ii) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business;

(o)	Investments in hedge and warrant option transactions entered into or performed by the Company in connection with a Permitted Convertible Notes Offering;

(p)	Investments in the China Joint Venture contemplated by the China JV Agreement as in effect on the Issue Date;

(q)

Investments in Unrestricted Subsidiaries, domestic Restricted Subsidiaries that are not Guarantors and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause (q), not to exceed the greater of (i) 2.50% of Total Assets and (ii) $50,000,000 determined at the time such Investment is made (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Cash Flow for purposes of Section 4.09), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause); provided, however, that if any Investment pursuant to this clause (q) is made in a Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (q) for so long as such Person continues to be a Restricted Subsidiary; and

(r)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Cash Flow for purposes of Section 4.09) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause (r))), when taken together with all other Investments made pursuant to this clause (r) since the Issue Date, not to exceed the greater of (i) 2.50% of Total Assets and (ii) $50,000,000; provided, however, that if any Investment pursuant to this clause (r) is made in a Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (r) for so long as such Person continues to be a Restricted Subsidiary.

With respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (a) through (r) at the time such Investment is made.

“Permitted Liens” means:

(a)	Liens on the assets of the Company and any Restricted Subsidiary securing Indebtedness and any other Obligations Incurred under Credit Facilities Incurred under Section 4.10(b)(i);

(b)	Liens on the assets of Foreign Subsidiaries securing Indebtedness or any other Obligations Incurred under Section 4.10(b)(xvii);

(c)	Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor;

(d)

any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of the Company or any Subsidiary (other than improvements to such asset) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such extension, renewal, replacement or refinancing and such reasonable expenses incurred in connection therewith);

(e)	Liens securing the Notes and the Note Guarantees and any other Obligations under this Indenture, including any obligation owing to the Trustee;

(f)	Liens existing on the Issue Date (other than any Liens securing Indebtedness Incurred under Section 4.10(b)(i));

(g)	Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets (and improvements thereto) that secure the Indebtedness being refinanced;

(h)	Liens on property or assets securing Indebtedness used to defease or to satisfy and discharge the Notes; provided that (i) the Incurrence of such Indebtedness was not prohibited by this Indenture and (ii) such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(i)	Liens securing obligations that do not exceed the greater of (i) 2.50% of Total Assets and (ii) $50,000,000 at any one time outstanding;

(j)	Liens to secure Indebtedness (including Capital Lease Obligations and Attributable Debt in respect of Sale and Leaseback Transactions) Incurred under Section 4.10(b)(iv); provided that (i) such Liens shall be created substantially simultaneously with the acquisition, construction, lease, development, design, installation, repair or improvement of such assets and (ii) such Liens do not at any time encumber any property other than such assets (and improvements thereto);

(k)

Liens securing Hedging Obligations of the Company or any Restricted Subsidiary (i) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (ii) securing letters of credit that support such Hedging Obligations; provided that, in any case, with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(l)	pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(m)	deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(n)	easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

(o)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(p)	Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(q)	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(r)	Liens customarily granted or incurred in the ordinary course of business with regard to goods provided or services rendered by laboratories and production houses and suppliers of materials and equipment; provided such Liens are limited to the goods provided or to the goods relating to which services were rendered;

(s)	Liens in favor of trustee and escrow agents and banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that, in any such case, such Liens are not established or deposited for the purpose of providing collateral for any Indebtedness;

(t)	Liens representing any interest or title of a licensor, lessor, sublicensor or sublessor, or a licensee, lessee, sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Indenture and entered into in the ordinary course of business (in each case, to the extent not securing any Indebtedness);

(u)	Liens for taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto; provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

(v)	Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(w)	Liens of franchisors in the ordinary course of business not securing Indebtedness;

(x)	Liens on assets of Restricted Subsidiaries that are not Guarantors securing Indebtedness of such Restricted Subsidiaries permitted to be incurred under Section 4.10;

(y)	rights of licensees under access agreements pursuant to which such licensees have access to duplicating material for the purpose of making prints of films licensed to them, and rights of distributors, exhibitors, licensees and other Persons in films created in connection with the distribution and exploitation of such films in the ordinary course of business and not securing any Indebtedness;

(z)	Liens securing Indebtedness arising from advances to the Company or any of its Restricted Subsidiaries made by licensees of Product in order to finance the production thereof; provided that (i) such Liens only encumber the relevant Product and (ii) the aggregate principal amount of such Indebtedness shall not exceed (as to the Company and all of its Restricted Subsidiaries) the greater of (i) 3.75% of Total Assets and (ii) $75,000,000 at any time outstanding;

(aa)	Liens securing the performance of DWA LLC’s obligations to DWS under the Trademark License Agreement; provided that such Liens cover only the “Licensed Marks” (and registrations thereof) under and as defined in the Trademark License Agreement and as in effect on the Issue Date;

(bb)	Liens securing the obligations of the Company under the HBO Attornment Agreement and the HBO Security Agreements or created pursuant to the

HBO Security Agreements; provided that such Liens cover only the rights of the Company to receive payments of license fees from HBO in respect of license arrangements, distribution rights granted by the Company to HBO under such license arrangements and related collateral comparable in scope to those contained in the HBO License Agreements as in effect on the Issue Date;

(cc)	Liens in the form of a customary real estate mortgage or in connection with a Sale and Leaseback Transaction in respect of the Glendale Facility; provided that such Liens do not attach to any other property or assets of the Company or its Subsidiaries;

(dd)	Liens pursuant to written security agreements in favor of guilds that are required pursuant to collective bargaining agreements and are incurred in the ordinary course of business;

(ee)	Liens on Acceptable Tax Credits then customary in the industry to secure Indebtedness Incurred under Section 4.10(b)(xiv);

(ff)	Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets to the extent such disposition is not prohibited by this Indenture;

(gg)	options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like and Liens on joint venture interests in favor of joint venture partners to secure obligations arising under the respective joint venture agreements;

(hh)	any cross charge between members of a joint venture over a joint venture’s assets securing obligations to contribute to that joint venture or repay other joint venturers who contribute to the joint venture in default of the charger doing so;

(ii)	Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company and its Restricted Subsidiaries;

(jj)	Liens securing obligations in respect of trade-related letters of credit permitted under Section 4.10 covering only the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(kk)	Liens made in the ordinary course of business to secure liability to insurance carriers; and

(ll)	Liens arising under retention of title, hire purchase or conditional sale arrangements arising under provisions in a supplier’s standard conditions of supply in respect of goods or services supplied to the Company or any Restricted Subsidiary in the ordinary course of business.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or to any Subsidiary of the Company); provided that:

(a)	the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium or consent fees necessary to accomplish such refinancing and any reasonable expenses incurred in connection therewith);

(b)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(c)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(d)	such Indebtedness is Incurred by either (i) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or (ii) the Company or a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Product” means any motion picture, live event, film, music or video tape or other audio-visual work or episode thereof produced for theatrical, non-theatrical, television or online release or for release in any other medium, in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether known as of the Issue Date or thereafter developed, with respect to which the Company or any of its Restricted Subsidiaries (x) is the copyright owner or (y) acquires an equity interest or distribution rights or interest therein. The term ‘‘item of Product’’ shall include, without limitation, the scenario, screenplay or script upon which such item of Product is based, any characters associated therewith, all of the properties thereof, tangible and intangible, and whether in existence on the Issue Date or thereafter to be made or produced, whether or not in possession of the Company and the Restricted Subsidiaries, and all rights therein and thereto, of every kind and character.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

“Replacement Assets” means (x) assets that shall be used or useful in a Permitted Business, (y) substantially all the assets of a Permitted Business, or (z) Voting Stock of any Person engaged in a Permitted Business that is, or will become on the date of acquisition thereof, a Restricted Subsidiary.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office having direct responsibility for the administration of this Indenture (or any successor group of the Trustee having direct responsibility for the administration of this Indenture) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such installment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(a)	a corporation a majority of whose Voting Stock is at the time owned or controlled, directly or indirectly, by such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof; and

(b)	any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit D attached hereto.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company, subject to pro forma adjustments that are consistent with pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Trademark License Agreement” means the License Agreement, dated as of October 27, 2004, between DWA LLC and DWS pursuant to which DWA LLC granted DWS a license to use certain trademarks.

“Treasury Rate” means, as of the applicable date fixed for redemption or date of deposit, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption or deposit (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the period from the date fixed for redemption or deposit to August 15, 2016; provided, however, that if the period from the date fixed for redemption or deposit to August 15, 2016, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the date fixed for redemption or deposit to August 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S under the Securities Act.

“Unlegended Regulation S Global Note” means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Company as an Unrestricted Subsidiary pursuant to an Officers’ Certificate in compliance with Section 4.14 hereof and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)	the sum of the products obtained by multiplying (i) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(b)	the then-outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

Term	Defined in Section

“Act”	12.13
“Affiliate Transaction”	4.13
“Australia Law”	1.01 (“Acceptable Tax Credit”)
“Authentication Order”	2.02
“Calculation Date”	1.01 (“Fixed Charge Coverage Ratio”)
“Company”	Preamble
“controlled by”	1.01 (“Affiliate”)
“controlling”	1.01 (“Affiliate”)
“Covenant Defeasance”	8.03
“DTC”	2.04
“Excess Proceeds”	4.08
“Event of Default”	6.01
“Incurred”	1.01 (“Incur”)
“Incurrence”	1.01 (“Incur”)
“Legal Defeasance”	8.02
“Other Foreign Law”	1.01 (“Acceptable Tax Credit”)
“Other Provincial Act”	1.01 (“Acceptable Tax Credit”)
“Patriot Act”	12.17
“Paying Agent”	2.04
“Payment Date”	1.01 (“Offer to Purchase”)
“Payment Default”	6.01
“Permitted Debt”	4.10
“Registrar”	2.04
“Restricted Payment”	4.09
“Reversion Date”	4.18
“S&P”	1.01 (“Cash Equivalents”)
“Moody’s”	1.01 (“Cash Equivalents”)
“Specified Courts”	12.08
“Suspension Date”	4.18
“Suspension Period”	4.18
“Transfer”	1.01 (“Asset Sale”)
“U.K. Law”	1.01 (“Acceptable Tax Credit”)

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(a)	a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)	“or” is not exclusive;

(d)	words in the singular include the plural, and words in the plural include the singular;

(e)	provisions apply to successive events and transactions; and

(f)	references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE TWO

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officer or Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be (i) issued in registered form without interest coupons and (ii) only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, by adjustments made thereon and/or in the records of the Custodian to reflect exchanges and redemptions as hereinafter provided. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c) Terms. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Section 4.07 or Section 4.08 hereof. The Notes shall not be redeemable, other than as provided in Article Three.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.10 hereof. The Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and Offers to Purchase (except where otherwise specified). Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02 Execution and Authentication.

(a) At least one Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c) A Note shall not be entitled to any benefit under this Indenture or valid or obligatory until authenticated, in substantially the form provided for in Exhibit A attached hereto, by the manual or facsimile signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

(e) The Trustee shall, upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Notes for original issue with an unlimited maximum aggregate principal amount, of which $300,000,000 shall be issued on the date of this Indenture. In addition, at any time, and from time to time, the Trustee shall upon an Authentication Order, authenticate and deliver any Additional Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated and, in the case of Additional Notes, shall certify that such issuance is in compliance with Section 4.10 hereof.

(f) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Methods of Receiving Payments on the Notes and Interest Payment.

For so long as the Notes are held in the form of one or more Global Notes, the Company shall pay all principal, premium, if any, and interest, in respect of the Notes represented by Global Notes by wire transfer of immediately available funds to the account in the United States specified by the Holder of the relevant Global Note (so long as such wire transfer may be so made). Otherwise, if a Holder has given wire transfer instructions with respect to an account in the United States to the Company at least 10 Business Days prior to the applicable payment date, the Company shall pay all principal, premium, if any, and interest, on that Holder’s Notes in accordance with those instructions (so long as such wire transfer may be so made). All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest, with respect to the Global Notes registered in the name of or held by DTC or its nominee and will be made by wire transfer of immediately available funds to the account in the United States specified by DTC.

Section 2.04 Registrar and Paying Agent.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c) The Trustee shall initially act as the Paying Agent and the Registrar and shall act as Custodian with respect to the Global Notes.

Section 2.05 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.07 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may be transferred in whole, and not in part, only by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (ii) the Company, in its sole discretion, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Except as otherwise provided above in this Section 2.07(a), every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Neither the Company nor any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act, or for complying with or ensuring compliance with any Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as required pursuant to the Private Placement Legend, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (in each case in form and substance satisfactory to the Trustee and the Company) either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase or (B) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (a) expiration of the Restricted Period and (b) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. The holder shall be solely responsible for providing such certifications that may be required by Rule 903 under the Securities Act and the Trustee (in any of its capacities hereunder) shall have no duty to verify that such certifications comply therewith, nor shall the Trustee have any liability whatsoever if the holder does not comply therewith. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.07(i) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A)	if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (1) thereof; and

(B)	if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(1)	if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit C attached hereto, including the certifications in item (1)(a) thereof; or

(2)	if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in (1) and (2) above, if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to (1) or (2) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to (1) or (2) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note as permitted by this Indenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)	if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C attached hereto, including the certifications in item (2)(a) thereof;

(B)	if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (1) thereof;

(C)	if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (2) thereof;

(D)	if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications and opinion in item (3)(a) thereof;

(E)	if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (3)(b) thereof; or

(F)	if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certification in item 3(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.07(c)(i)(A) and (C) above, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 and Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note as permitted by this Indenture or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note as permitted by this Indenture only if the Registrar receives the following:

(1)	if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder substantially in the form of Exhibit C attached hereto, including the certifications in item (1)(b) thereof; or

(2)	if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder substantially in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in (1) and (2) above, if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note as permitted by this Indenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)	if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C attached hereto, including the certifications in item (2)(b) thereof;

(B)	if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (1) thereof;

(C)	if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (2) thereof;

(D)	if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications and opinion in item (3)(a) thereof;

(E)	if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (3)(b) thereof; or

(F)	if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note and in all other cases the 144A Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1)	if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C attached hereto, including the certifications in item (1)(c) thereof; or

(2)	if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in (1) and (2) above, if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably acceptable to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (ii) above or this clause (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes for Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Company duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)	if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (1) thereof;

(B)	if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (2) thereof; and

(C)	if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B attached hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(1)	if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C attached hereto, including the certifications in item (1)(d) thereof; or

(2)	if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in (1) and (2) above, if the Registrar or the Company so requests, an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Reserved].

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE NOTES AND THE GUARANTEES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE DATE OF ORIGINAL ISSUE HEREOF ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES AND THE GUARANTEE ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(h) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THIS GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE.

(i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee, or by the Custodian or the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee, or by the Custodian or the Depositary at the direction of the Trustee to reflect such increase.

(j) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, and 9.04 hereof).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and opinions of counsel required to be submitted to the Trustee and/or the Company pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile or email transmission with the original to follow by first class mail.

(ix) The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.07 (including all Notes received for transfer pursuant to this Section 2.07). The Company shall have the right to require the Trustee to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

(x) In connection with any transfer of any Note, the Trustee and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

Section 2.08 Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s and the Company’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for its expenses in replacing a Note.

(b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b) If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined for purposes of the New York Uniform Commercial Code).

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date, purchase date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11 Temporary Notes.

(a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

(b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Upon the written request of the Company, certification of the disposition of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14 CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use such “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

Section 2.15 Computation of Interest.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE THREE

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 35 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 65 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed.

(a) If less than all of the Notes are to be redeemed, the Notes will be selected for redemption (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (ii) if the Notes are not so listed, on a pro rata basis or, with respect to Global Notes, by lot in accordance with the applicable procedures of the Depositary.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000, in excess thereof; provided, however, that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

(a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed, at its registered address. The notice shall identify the Notes to be redeemed and shall state:

(i)	the redemption date;

(ii)	the redemption price;

(iii)	if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv)	the name and address of the Paying Agent;

(v)	that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi)	that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)	the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii)	that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a) above.

(c) The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption Price.

(a) Prior to 11:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b) If the Company complies with Section 3.05(a) above, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest to, but excluding, the redemption date, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption on the redemption date because of the failure of the Company to comply with Section 3.05(a) hereof, interest shall continue to accrue on the unpaid principal of such Note or the portions thereof called for redemption from the redemption date until such principal is paid.

Section 3.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07 Optional Redemption.

(a) At any time prior to August 15, 2016, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price of 106.875% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Affiliates); and

(2)	the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(b) At any time prior to August 15, 2016, the Company may redeem all or part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c) On or after August 15, 2016, the Company may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, to, but not including, the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage
2016	105.156%
2017	103.438%
2018	101.719%
2019 and thereafter	100.000%

(d) Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

(a) The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

(b) Under certain circumstances, the Company may be required to Offer to Purchase the Notes pursuant to Sections 4.07 and 4.08 hereof. The Company and its Restricted Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise or enter into derivative transactions or other agreements that have the effect of acquiring economic or other rights associated with the Notes.

ARTICLE FOUR

COVENANTS

Section 4.01 Payment of Notes.

(a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1.0% higher than the then-applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

(a) The Company shall maintain one or more offices or agencies designated by it (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of any such designation or rescission of any such designation, and the location, and any change in the location, of such office or agency (other than the designation and location specified in Section 4.02(b) hereof). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

(b) The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.04 hereof.

Section 4.03 Reports.

(a) If, at any time, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission, subject to the following sentence, and provide the Trustee (and the Holders of Notes, to the extent not publicly available on the Commission’s EDGAR system (or any successor system) or the Company’s website) such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing, in all material respects, the information and audit reports required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall provide the Trustee and make available to the Holders of Notes, prospective investors, market makers affiliated with any Initial Purchaser and securities analysts the reports specified in the preceding sentence by posting such reports to the Company’s website or on IntraLinks or any comparable password-protected online data system, in each case, within 15 days after the time the Company would be required to file such information with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act.

(b) Notwithstanding the foregoing, if any parent of the Company becomes a Guarantor, the reports, information and other documents required to be filed and provided as described in this Section 4.03 may be those of the parent, rather than those of the Company, so long as such filings would satisfy the Commission’s requirements.

(c) In addition, at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors shall, for so long as any Notes remain outstanding, furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants contained in this Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate).

Section 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2013, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within ten Business Days upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06 Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, to secure any Indebtedness, unless all payments due under this Indenture and the Notes or Note Guarantee are secured by a Lien on such property or assets on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the related Note Guarantees, senior in priority thereto, with the same relative priority as the Notes will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Section 4.07 Offer to Repurchase upon a Change of Control.

(a) Unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest thereon, to, but not including, the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b) The Company shall not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

(c) Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Purchase.

Section 4.08 Offer to Repurchase upon an Asset Sale.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(i)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)	at least 75% of the consideration received therefor by the Company or such Restricted Subsidiary is in the form of:

(A)	cash or Cash Equivalents (including any cash or Cash Equivalents received from the conversion within 90 days of such Asset Sale of any instruments, securities, notes or other obligations received in consideration of such Asset Sale);

(B)	Replacement Assets;

(C)	any liabilities (of the Company or any Restricted Subsidiary as shown on the Company’s or such Restricted

Subsidiary’s most recent balance sheet (or, if Incurred since the date of the Company’s or such Restricted Subsidiary’s most recent balance sheet, of a type that would have been reflected on such balance sheet if outstanding on the date of such balance sheet) (other than contingent liabilities, Indebtedness that is by its terms subordinated in right of payment to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Restricted Subsidiary of the Company) that are assumed by the transferee of any such assets or Equity Interests and for which the Company and all of the Restricted Subsidiaries have been validly released by all creditors in writing;

(D)	any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of (i) 1.25% of Total Assets and (ii) $25,000,000 (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value); or

(E)	any combination of the consideration specified in clauses (A) to (D).

(b) Within 365 days after the receipt of any Net Available Cash from an Asset Sale, the Company or a Restricted Subsidiary, as the case may be, may apply an amount equal to such Net Available Cash at its option:

(i)	to repay (A) secured Indebtedness of the Company or a Guarantor, (B) Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Company or another Restricted Subsidiary) or (C) Indebtedness under the Credit Agreement and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(ii)

to repay the Notes or any other Pari Passu Debt of the Company or any Subsidiary Guarantor (and, if the Pari Passu Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto); provided, however, that if the Company or any Restricted Subsidiary shall so repay any such other Pari Passu Debt, the Company will equally and ratably reduce Indebtedness under the Notes by, at its option, (A) redeeming Notes as described under Section 3.07 hereof, (B)

making an offer (in accordance with the procedures set forth below for an Offer to Purchase) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon or (C) purchasing Notes through open market purchases, at a price equal to or higher than 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon;

(iii)

to purchase or invest in Replacement Assets (or enter into a binding agreement to purchase or invest in any such Replacement Assets); provided that (x) such purchase or investment is consummated no later than the later of (i) the 365th day after such Asset Sale or (ii) 90 days after the date of such binding agreement and (y) if such purchase or investment is not consummated within the period set forth in subclause (x), the Net Available Cash not so applied shall be deemed to be Excess Proceeds (as defined below); or

(iv)	make an Offer to Purchase as described below.

(c) The amount of such Net Available Cash required to be applied (or to be committed to be applied) during such 365 day period as set forth in the preceding paragraph and not applied (or committed to be applied) as so required by the end of such period shall constitute “Excess Proceeds.” If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds totals at least $15,000,000, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase, from the Holders and all holders of other Pari Passu Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, the maximum principal amount of Notes and such other Pari Passu Debt that may be purchased out of the Excess Proceeds. The offer price in any such Offer to Purchase shall be equal to 100% of the principal amount (or accreted value, if applicable) of the Notes and such other Pari Passu Debt plus accrued and unpaid interest to, but not including, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date, and shall be payable in cash.

(d) To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this Section 4.08, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture, and those Excess Proceeds shall no longer constitute “Excess Proceeds”.

Section 4.09 Restricted Payments.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(i)	declare or pay any dividend or make any other payment or distribution with respect to any of the Company’s or any Restricted

Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary);

(ii)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) any Equity Interests of the Company held by any Person (other than by a Restricted Subsidiary) or any Equity Interests of any Restricted Subsidiary held by any Person (other than the Company or another Restricted Subsidiary);

(iii)	call for redemption or make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to the Stated Maturity thereof, any Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee except (a) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such call for redemption, payment, purchase, redemption, defeasance or other acquisition or (b) intercompany Indebtedness permitted to be Incurred pursuant to Section 4.10(b)(vi) hereof; or

(iv)	make any Investment (other than a Permitted Investment) in any Person,

unless, at the time of and after giving pro forma effect to such Restricted Payment:

(1)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)	the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) hereof; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments made pursuant to clauses (ii), (iii), (iv), (v), (vi) and (viii) of Section 4.09(b) hereof), is less than the sum, without duplication, of:

(A)	100% of the Consolidated Cash Flow on a cumulative basis during the period (taken as one accounting period)

beginning on the first day of the first fiscal quarter during which the Issue Date occurs and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment for which internal financial statements are available, minus 1.6 times the Fixed Charges for the same period, plus

(B)	the aggregate net cash proceeds, or the Fair Market Value of any property other than cash, received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company and the amount by which Indebtedness of the Company or its Restricted Subsidiaries has been reduced upon the conversion or exchange of such Indebtedness for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Company), plus

(C)	with respect to Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries after the Issue Date, an amount equal to the net reduction in such Investments in any Person (except, in each case, to the extent any such amount is included in the calculation of Consolidated Net Income), resulting from dividends or other distributions, repayment to the Company or any Restricted Subsidiary of loans or advances or from the receipt of net cash proceeds from the sale of any such Investment, from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee in consideration of such release) or, to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated as a Restricted Subsidiary, not to exceed, in each case, the amount of such Investments previously made by the Company or any Restricted Subsidiary in such Person, plus

(D)	$50,000,000.

(b)	The preceding provisions shall not prohibit:

(i)

the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture, and the redemption of any Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee within 60 days after the date on which notice of such redemption was given, if at said date of the giving of such notice, such redemption would have complied with the provisions of this Indenture;

(ii)	the payment of any dividend by a Restricted Subsidiary to all the holders of its Common Stock on a pro rata basis or on a basis more favorable to the Company or any other Restricted Subsidiary;

(iii)	any Restricted Payment in exchange for, or out of the net cash proceeds of a substantially concurrent contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company, provided that the amount of any such net cash proceeds that are utilized for such Restricted Payment shall be excluded from Section 4.09(a)(3)(B) hereof;

(iv)	the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or the Note Guarantees in exchange for, or with the net cash proceeds from a substantially concurrent Incurrence (other than to a Subsidiary of the Company) of, Permitted Refinancing Indebtedness;

(v)	the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants or conversion or exchange of convertible securities or vesting of restricted stock to the extent that such Capital Stock represents all or a portion of the exercise price or conversion consideration thereof or applicable withholding taxes in connection with such exercise, conversion, exchange or vesting, if any;

(vi)	the payment of cash in lieu of fractional Equity Interests pursuant to the exercise, exchange or conversion of any rights, warrants, options or other exchangeable or convertible senior securities; provided that such payment shall not be for the purpose of evading the limitations of this covenant (as determined by the Company in good faith);

(vii)

so long as no Default has occurred and is continuing or would result therefrom, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary held by any current or former employee or director (or their estates or beneficiaries under their estates or their immediate family members) of the Company or any Subsidiary pursuant to the terms of any employee equity subscription agreement, stock option agreement, employment agreement or similar agreement or any benefit plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any calendar year will not exceed $7,500,000 (with unused amounts in any calendar year being permitted to be carried over for one succeeding calendar year); provided that the amount in that calendar year may be increased by an amount not to exceed the sum of (i) the net cash proceeds received by the Company or any of the Restricted Subsidiaries from the sale of Equity Interests of the Company to employees or directors of the Company and its Subsidiaries after the Issue Date (provided that the amount of any such net cash proceeds that are utilized for such Restricted Payment will be excluded from Section 4.09(a)(3)(B)) and (ii) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date);

(viii)	so long as no Default has occurred and is continuing or would result therefrom, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary, in each case issued in accordance with Section 4.10 hereof, and provided that any such dividends not payable to the Company or a Restricted Subsidiary constitute Fixed Charges;

(ix)	so long as no Default has occurred and is continuing or would result therefrom, the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Indebtedness or Disqualified Stock at a purchase price not greater than 101% of the principal amount thereof or liquidation preference pursuant to a provision similar to Section 4.07 or Section 4.08 hereof, provided that, in each case, prior to such repurchase the Company has made an Offer to Purchase and repurchased all Notes issued under this Indenture that were validly tendered for payment in connection with the Offer to Purchase;

(x)	Restricted Payments under hedge and warrant option transactions entered into in connection with a Permitted Convertible Notes Offering, including any termination thereof; and

(xi)	so long as no Default has occurred and is continuing or would result therefrom, other Restricted Payments in an aggregate amount not to exceed $50,000,000.

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

(d) In determining whether any Restricted Payment is permitted by this Section 4.09, the Company and the Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories (or portions thereof) described in clauses (i) through (xi) of Section 4.09(b) above or among such categories (or portions thereof) and the types of Restricted Payments described in Section 4.09(a) (including categorization in whole or in part as a Permitted Investment); provided, however, that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.09.

Section 4.10 Limitation on Indebtedness.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would be at least 2 to 1.

(b) Section 4.10(a) above shall not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)	the Incurrence by the Company or the Guarantors of Indebtedness under Credit Facilities (including, without limitation, the Incurrence by the Company and the Guarantors of Guarantees thereof) in an aggregate amount at any one time outstanding pursuant to this Section 4.10(b)(i) not to exceed $450,000,000; less the aggregate amount of all proceeds from Asset Sales applied by the Company or any Restricted Subsidiary to permanently repay any such Indebtedness pursuant to Section 4.08 hereof;

(ii)	the Incurrence of Existing Indebtedness;

(iii)	the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (other than Additional Notes) in respect thereof and the related Note Guarantees;

(iv)

(A) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness (including Capital Lease Obligations, Attributable Debt in respect of any Sale and Leaseback Transactions not involving the Glendale Facility, mortgage financings or purchase money obligations) Incurred for the purpose of financing all or any part of the purchase price or cost of construction, lease, development, design, installation, repair or improvement of assets (real or personal), or Indebtedness assumed in connection therewith (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) used in the business of the Company or such Restricted Subsidiary (including any reasonably related fees or expenses Incurred in connection with such acquisition, construction, lease, development, design, installation, repair or improvement), in an aggregate amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this Section 4.10(b)(iv), not to exceed the greater of (i) 1.25% of Total Assets and (ii) $25,000,000 at any time outstanding; and (B) the Incurrence by the Company of Attributable Debt in respect of Sale and Leaseback Transactions with respect to all or any portion of the Glendale Facility or any other Indebtedness secured solely by all or any portion of the Glendale Facility in an aggregate amount, together with all other Indebtedness Incurred to pursuant to this Section 4.10(b)(iv)(B), not to exceed the Fair Market Value of the Glendale Facility;

(v)	the Incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net cash proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be Incurred under Section 4.10(a) or (b)(ii), (iii), (iv), (v) or (xv) hereof);

(vi)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

(A)	if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness (other than Indebtedness owed to the Company or a Guarantor) must be unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B)	any event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary (except for any pledge of such Indebtedness constituting a Permitted Lien until the pledgee commences actions to foreclose on such Indebtedness) shall be deemed to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.10(b)(vi);

(vii)	the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 4.10;

(viii)	the Incurrence by the Company or any Restricted Subsidiary under Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(ix)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earnouts or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Capital Stock (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

(x)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of the Company having knowledge of its Incurrence;

(xi)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness constituting (a) reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence or (b) obligations, including indemnification or reimbursement obligations, in respect of performance, bid, appeal and surety bonds, completion guarantees and similar obligations in the ordinary course of business;

(xii)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness to the extent the net cash proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes as described under Section 8.02, Section 8.03 or Section 11.01 hereof;

(xiii)	liabilities relating to profit participations, deferments and guild residuals arising in the ordinary course of business in connection with the production, acquisition or distribution of Product;

(xiv)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness secured solely by liens on Acceptable Tax Credits which is non-recourse to the Company and any Restricted Subsidiary, other than customary representations and warranties made to the applicable taxing authority to the extent that any such representation or warranty would be considered recourse Indebtedness of the Company or any of its Restricted Subsidiaries;

(xv)	Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary became a Restricted Subsidiary or was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date such Subsidiary became a Restricted Subsidiary or was acquired by the Company and after giving pro forma effect thereto, either (a) the Company could Incur at least $1.00 of Indebtedness under the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) or (b) the Fixed Charge Coverage Ratio is higher than immediately prior to such Incurrence;

(xvi)	Indebtedness consisting of obligations under the HBO Attornment Agreement, the HBO License Agreement and similar agreements entered into the ordinary course of business, including advances received by the Company or any Restricted Subsidiary from business partners;

(xvii)	Indebtedness of Foreign Subsidiaries in an aggregate amount at any one time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this Section 4.10(b)(xvii), not to exceed the greater of (i) 1.25% of Total Assets and (ii) $25,000,000; and

(xviii)	additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate amount at any one time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance, or replace any Indebtedness Incurred pursuant to this Section 4.10(b)(xviii), not to exceed the greater of (i) 1.25% of Total Assets and (ii) $25,000,000.

(c) For purposes of determining compliance with this Section 4.10, in the event that any proposed Indebtedness meets the criteria of more than one of the categories described in Section 4.10(b)(i) through (xviii) above, or is entitled to be Incurred pursuant to Section 4.10(a), the Company shall be permitted to classify, and may later reclassify, such item of Indebtedness or a part thereof in any manner that complies with this Section 4.10. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred on such date in reliance on the exception provided by Section 4.10(b)(i) above.

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred (or first committed, in the case of revolving credit debt); provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(e) The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(f) The Company shall not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the Notes at least to the same extent. The Company shall not permit any Guarantor to Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Note Guarantee at least to the same extent. For purposes of this Indenture, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.11 Limitation on Sale and Leaseback Transactions.

The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(a)	the Company or such Restricted Subsidiary, as applicable, could have (i) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction and (ii) incurred a Lien to secure such Indebtedness pursuant to the provisions set forth in Section 4.06 hereof;

(b)	the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such Sale and Leaseback Transaction; and

(c)	the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the provisions set forth in Section 4.08 hereof.

Section 4.12 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)	pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(ii)	pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

(iii)	make loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(iv)	transfer any of its properties or assets to the Company or any Restricted Subsidiary.

(b) However, the restrictions set forth in Section 4.12(a) above shall not apply to encumbrances or restrictions:

(i)	existing under, by reason of or with respect to the Credit Agreement as in effect on the Issue Date, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings of any thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, taken as a whole, are not (as determined in good faith by the Company) materially more restrictive than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(ii)	contained in the terms of any Indebtedness Incurred pursuant to Section 4.10 if (1) either (x) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or (y) the Company determines in good faith at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes and any other Indebtedness that is an obligation of the Company and (2) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings or agreements (as determined by the Company in good faith);

(iii)	set forth in this Indenture, the Notes or the Note Guarantees;

(iv)	existing under or by reason of applicable law, rule, regulation, approval, license, permit or order;

(v)	with respect to any Person or the property or assets of a Person acquired by the Company or any Restricted Subsidiary existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, taken as a whole, are not (as determined by the Company in good faith) materially more restrictive than those in effect on the date of the acquisition or designation;

(vi)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, including in respect of a Sale and Leaseback Transaction permitted under this Indenture;

(vii)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(viii)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(ix)	with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(x)	existing pursuant to purchase money obligations for assets acquired in the ordinary course of business and Capital Lease Obligations permitted under this Indenture or operating leases that impose encumbrances or restrictions on the assets so acquired or covered thereby;

(xi)	existing pursuant to any Indebtedness Incurred by a Foreign Subsidiary under Section 4.10(b)(xvii);

(xii)	on cash or other deposits or net worth, which encumbrances or restrictions are imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business; and

(xiii)	arising from customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, operating agreements, asset sale agreements, stock sale agreements and other similar agreements which the Company determines in good faith will not adversely affect the Company’s ability to make payments of principal or interest on the Notes.

Section 4.13 Limitation on Transactions with Affiliates.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or primarily for the benefit of, any of their Affiliates (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $2,500,000, unless:

(i)	such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any Restricted Subsidiary; and

(ii)	the Company delivers to the Trustee:

(A)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.13 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the Disinterested Members (or a committee of the Board of Directors all the members of which who participate in such approval are Disinterested Members); and

(B)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, an opinion issued by an independent accounting, appraisal or investment banking firm of national standing stating that such Affiliate Transaction or series of related Affiliate Transactions is fair to the Company or such Restricted Subsidiary from a financial point of view or its terms are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any Restricted Subsidiary.

(b) The following items shall not be deemed to be Affiliate Transactions and shall not be subject to the provisions of Section 4.13(a) above:

(i)	transactions between or among the Company and/or its Restricted Subsidiaries;

(ii)	any Permitted Investments or Restricted Payments that are permitted by the provisions of this Indenture described under Section 4.09 hereof;

(iii)	any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company;

(iv)	transactions pursuant to agreements or arrangements in effect on the Issue Date and described in the Offering Memorandum, or any amendment, modification or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Company and the Restricted Subsidiaries than the agreement or arrangement in existence on the Issue Date;

(v)	payments by the Company (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Company (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company and its Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(vi)	loans or advances to directors, employees and consultants of the Company and its Subsidiaries made in the ordinary course of business in an aggregate amount not to exceed $10,000,000 at any one time outstanding (or as otherwise permitted by clause (vii) below);

(vii)	payroll, travel and similar advances, in each case made in the ordinary course of business;

(viii)	the payment of fees to directors of the Company or any Subsidiary who are not employees of the Company or any Subsidiary;

(ix)	any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Board of Directors of the Company;

(x)	transactions with any Affiliate in their capacity as a holder of Indebtedness or Equity Interests; provided that such Affiliate owns (either alone or together with other Affiliates) less than a majority of the interests of the relevant class, does not participate in the Company’s decision to enter into any such transaction, and is treated no more favorably than the other holders;

(xi)	transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Investment in, or controls, such Person;

(xii)	employment, consulting, service, indemnification and severance arrangements entered into in the ordinary course of business between the Company or any Subsidiary of the Company, on the one hand, and any director, employee or consultant thereof, on the other hand, and the payment of compensation to such directors, employees and consultants (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans) entered into in the ordinary course of business, consistent with past practice or approved by the Board of Directors of the Company; and

(xiii)	any transaction in respect of which the Company delivers to the Trustee an opinion issued by an independent accounting, appraisal or investment banking firm of national standing stating that such Affiliate Transaction or series of related Affiliate Transactions is fair to the Company or such Restricted Subsidiary from a financial point of view or is not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any Restricted Subsidiary.

Section 4.14 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate any Restricted Subsidiary, including any newly acquired or created Subsidiary that would otherwise be a Restricted Subsidiary, to be an Unrestricted Subsidiary; provided that:

(i)	(A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.09;

(ii)	the aggregate Fair Market Value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) shall be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 4.09 hereof;

(iii)	such Subsidiary does not hold any Capital Stock or Indebtedness of, or own or hold any Lien on any property or assets of, or have any Investment in, the Company or any Restricted Subsidiary; and

(iv)	no Default or Event of Default would be in existence following such designation.

(b) If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in Section 4.14(a)(iii) above, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness, or Liens on the property, of such Subsidiary shall be deemed to be Incurred or made by a Restricted Subsidiary as of such date, and if such Indebtedness, or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Company shall be in default under this Indenture.

(c) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i)	such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.10 hereof;

(ii)	all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.06 hereof; and

(iii)	no Default or Event of Default would be in existence following such designation.

(d) Any designation of (i) a Restricted Subsidiary as an Unrestricted Subsidiary or (ii) an Unrestricted Subsidiary as a Restricted Subsidiary, will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture

Section 4.15 Business Activities.

The Company shall not, and shall not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.16 Payments for Consent.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that may legally participate in the transaction, as proposed by the Company and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17 Future Note Guarantees.

(a) The Company shall not permit any Domestic Restricted Subsidiary to Guarantee any Indebtedness of the Company or any Guarantor unless such Domestic Restricted Subsidiary (a) is a Guarantor or (b) within 10 days delivers to the Trustee an Opinion of Counsel and executes and delivers to the Trustee a Supplemental Indenture providing for the Guarantee of the payment of the Notes by such Domestic Restricted Subsidiary, which Guarantee will rank senior in right of payment to or equally in right of payment with such Subsidiary’s Guarantee of such other Indebtedness.

(b) Any such Opinion of Counsel required to be delivered under this Section 4.17 shall contain the opinions and statements described in Sections 12.03 and 12.04 hereof and an opinion that the Supplemental Indenture is a legal, valid and binding obligation of such Guarantor and the Company enforceable in accordance with its terms, subject to customary exceptions.

Section 4.18 Covenant Suspension.

(a) If on any date following the Issue Date: (i) the Notes are rated both Baa3 or better by Moody’s and BBB-or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company as a replacement agency) and (ii) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day (the “Suspension Date”) and subject to the provisions of Section 4.18(b), the covenants specifically listed under the following sections of this Indenture will be suspended: Sections 4.08, 4.09, 4.10, 4.11(a)(i), 4.11(c), 4.12, 4.13, 4.14(a)(i), 4.14(a)(ii), 4.14(c), 4.17 and 5.01(a)(iii).

(b) Notwithstanding the foregoing, if the rating assigned by such rating agency should subsequently decline and the Notes are not rated both Baa3 or better by Moody’s and BBB- or better by S&P (or if either such agency ceases to rate the Notes, the equivalent investment grade credit rating from another nationally recognized statistical rating organization), the foregoing covenants will be reinstated as of and from the date of such rating decline (the “Reversion Date”). Notwithstanding that the suspended covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with such suspended covenants during any period such covenants have been suspended.

(c) The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Calculations under the reinstated Section 4.09 will be made as if such covenant had been in effect since the Issue Date. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.09(a), except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. On each Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified as having been Incurred pursuant to Section 4.10(a) or Section 4.10(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to either Section 4.10(a) or 4.10(b), such Indebtedness will be deemed to have been Existing Indebtedness, so that it is classified as permitted under Section 4.10(b)(ii).

(d) During any period that the foregoing covenants have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.14 unless such designation would have been permitted if a Suspension Period had not been in effect at such time. The Company shall give the Trustee written notice of the occurrence of a Suspension Period or any Reversion Date. Until the Trustee’s receipt of notice of a Suspension Date, the Trustee shall assume the suspended covenants apply and are in full force.

ARTICLE FIVE

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Company shall not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)	immediately after giving effect to such transaction, no Default or Event of Default exists;

(ii)	either: (A) the Company is the surviving Person (and each Guarantor’s Note Guarantee will continue to apply to the obligations of the Company in accordance with the Notes, the Note Guarantees and this Indenture following the consummation of such transaction); or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that in the case where such Person is not a corporation, a co-obligor of the Notes is a corporation and (ii) assumes via supplemental indenture all the obligations of the Company under the Notes and this Indenture;

(iii)	immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition will have been made, (i) will be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) or (ii) would have a Fixed Charge Coverage Ratio that is greater than the Fixed Charge Coverage Ratio immediately prior to giving effect to such transaction; and

(iv)	the Company delivers to the Trustee an Officers’ Certificate and Opinion of Counsel, in each case stating that such transaction and such supplemental indenture (if any) comply with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with;

provided, however, that Section 5.01(a)(iii) hereof shall not apply (A) if, in the good faith determination of the Company, whose determination shall be evidenced by an Officers’ Certificate, the principal purpose of such transaction is to change the state of incorporation of the Company, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations; or (B) to any consolidation, merger, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Restricted Subsidiary.

(b) Upon any consolidation, merger, sale, assignment, transfer, conveyance or other disposition in accordance with this Section 5.01, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company in this Indenture, and the predecessor Company, except in the case of a lease, shall be released from its obligations under this Indenture and the Notes.

(c) The Company and the Restricted Subsidiaries shall not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person.

Section 5.02 Guarantors

No Guarantor shall: (1) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of such Guarantor, in one or more related transactions, to another Person, other than the Company or another Guarantor, unless:

(a)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(b)	either:

(i)	the Guarantor (or another Guarantor) is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition which has been made (i) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of that Guarantor under this Indenture, including its Note Guarantee, pursuant to a supplemental indenture; or

(ii)	such sale, assignment, transfer, conveyance or other disposition or consolidation or merger complies with the provisions set forth under Section 4.08 hereof including by not constituting as “Asset Sale” pursuant to the exclusions from the definition thereof.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(a)	default for 30 days in the payment when due of interest on the Notes;

(b)	default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(c)	failure by the Company or any Restricted Subsidiary for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in this Indenture;

(d)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company) (or the payment of which is Guaranteed by the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company)) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(i)	is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(ii)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness that is then subject to a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 or more;

(e)	failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company) to pay final judgments aggregating in excess of $25,000,000 (net of amounts paid or fully covered by insurance from a financially sound and reputable insurance company that is not denying its liability with respect thereto), which judgments are not paid, discharged, vacated, stayed or bonded pending appeal for a period of 60 days;

(f)	any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect except in accordance with its terms or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(g)	the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company), pursuant to or within the meaning of any Bankruptcy Law:

(i)	commences a voluntary case;

(ii)	consents to the entry of an order for relief against it in an involuntary case;

(iii)	consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv)	makes a general assignment for the benefit of its creditors; or

(v)	admits in writing its inability to pay its debts generally as they become due; and

(h)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Company, any Guarantor or any Restricted Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company), in an involuntary case;

(ii)	appoints a custodian of the Company, any Guarantor or any Restricted Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company), for all or substantially all of the property of the Company; or

(iii)	orders the liquidation of the Company, any Guarantor or any Restricted Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company), and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.

(a) If any Event of Default specified in Section 6.01(g) or 6.01(h) hereof, with respect to the Company, any Guarantor or any Restricted Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company) occurs and is continuing, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default. The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default) unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture.

Section 6.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest with respect to the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of premium, if any, or interest on, or the principal of, the Notes. The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. Notwithstanding the foregoing, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06 Limitation on Suits.

(a) A Holder may not pursue any remedy with respect to this Indenture, or the Notes or the Note Guarantees, unless:

(i)	the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)	the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)	such Holder of a Note or Holders of Notes offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense that might be incurred by it in connection with the request or direction;

(iv)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v)	during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

(b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest with respect to, the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or 6.01(b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall constitute a claim, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

(a) If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company, or any Guarantor or to such party as a court of competent jurisdiction shall direct.

(b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE SEVEN

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i)	the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)	this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.05 and 6.06 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

(f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee makes such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

Section 7.02 Certain Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be Incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default) unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture.

(h) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(i) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(j) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company or the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(k) The rights and remedies of the Trustee hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies provided by law.

(l) Except with respect to receipt of payments of the Notes and any Default or Event of Default information contained in the Officers’ Certificate delivered to it pursuant to Section 4.04 hereof, the Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.

(m) Delivery of reports, information and documents to the Trustee under this Indenture, including, without limitation, Section 4.03 hereof, is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

(n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian or other Person employed to act hereunder.

(o) No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for any act or omission by any Depositary.

(p) The Trustee shall not be required to give any note, bond or surety in respect of the trusts and powers under this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default promptly and in any event within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, and premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06 Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15 beginning with May 15, 2014, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA §313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA §313(c).

Section 7.07 Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in accordance with any provision of this Indenture, except any such disbursement, advance or expense attributable to its negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee and its officers, directors, employees and agents against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee.

(d) To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a claim prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such claim shall survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i)	the Trustee fails to comply with Section 7.10 hereof;

(ii)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)	a custodian or public officer takes charge of the Trustee or its property; or

(iv)	the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the claim provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

(a) There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b) This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and 5. The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against the Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE EIGHT

DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option, as evidenced by an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and this Indenture upon compliance with the conditions set forth below in this Article Eight.

Section 8.02 Legal Defeasance and Discharge.

(a) Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and this Indenture and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in this clause (a) and clause (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including those of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)	the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium on such Notes when such payments are due from the trust referred to in Section 8.05 hereof;

(ii)	the Company’s obligations with respect to Sections 2.07, 2.08, 2.11 and 4.02 hereof;

(iii)	the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection herewith; and

(iv)	this Section 8.02.

(b) Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

(c) As set forth in Section 10.04(a)(iv) hereof, the Note Guarantee of each Guarantor automatically shall be released upon a Legal Defeasance.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each of the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04 and 4.06 through 4.17 hereof, clauses (ii), (iii) and (iv) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that (unless the Company shall otherwise determine) such Notes shall not be deemed outstanding for accounting purposes). As set forth in Section 10.04(a)(iv) hereof, the Note Guarantee of each Guarantor automatically shall be released upon a Covenant Defeasance. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the

Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through (f) and Sections 6.01(g) and (h) (in each case solely with respect to Guarantors and Significant Subsidiaries) shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

(a)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants, to pay the principal of, or interest, and premium, if any, on the outstanding Notes on the applicable Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)	in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)	in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(e)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)	the Company shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other existing creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(g)	if the Notes are to be redeemed prior to their Stated Maturity, the Company shall deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date under arrangements satisfactory to the Trustee for the giving of notice of such redemption by the Trustee in the Company’s name and at the Company’s expense; and

(h)	the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all the conditions of this Section 8.04 have been complied with.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, and premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank or a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be a certification of the opinion referred to in Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Company.

Subject to applicable laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, and premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.04 or 8.05 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, and premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

(a) Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee, as applicable, may amend or supplement this Indenture or the Notes:

(i)	to cure any ambiguity, defect, omission or inconsistency;

(ii)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii)	to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in accordance with this Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(iv)	to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially, in the good faith determination of the Company, adversely affect the legal rights under this Indenture of any such Holder;

(v)	to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(vi)	to comply with the provisions described under Section 4.17 hereof, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(vii)	to evidence and provide for the acceptance of appointment by a successor Trustee;

(viii)	to provide for the issuance of Additional Notes in accordance with this Indenture; or

(ix)	to conform this Indenture or the Notes to any provision of the “Description of the Notes” contained in the Offering Memorandum to the extent such provision is intended to be a verbatim recitation thereof.

(b) Upon the request of the Company, and upon receipt by the Trustee of the documents described in Sections 9.05 and 12.03 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b) Upon the request of the Company, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 9.05 and 12.03 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) The consent of the applicable Holders shall not be necessary under this Indenture to approve the particular form of any proposed amendment or waiver. It shall be sufficient if such consent approves the substance of the proposed amendment or waiver.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 shall not:

(i)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver that prior to such reduction would require the consent of all Holders;

(ii)	change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(iii)	reduce the principal amount of, or premium, if any, or interest on any Note;

(iv)	change the optional redemption dates or optional redemption prices of the Notes from those stated in Section 3.07 hereof (it being agreed that an amendment to the notice provisions of this Indenture related to any redemption shall not constitute a change in the optional redemption date);

(v)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except upon a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes, a waiver of the payment default that resulted from such acceleration) or in respect of any other covenant or provision that cannot be amended or modified without the consent of all Holders;

(vi)	make any Note payable in money other than U.S. dollars;

(vii)	make any change to Section 6.04 hereof or to this Section 9.02;

(viii)	release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(ix)	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(x)	amend, change or modify the obligation of the Company to make and consummate an Offer to Purchase with respect to any Asset Sale in accordance with Section 4.08 hereof after the obligation to make such Offer to Purchase has arisen, or the obligation of the Company to make and consummate an Offer to Purchase in the event of a Change of Control in accordance with Section 4.07 after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto; or

(xi)	except as otherwise permitted under Sections 5.01, 5.02 and 10.04 hereof, consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under this Indenture.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent by a Holder of a Note is a continuing consent by the consenting Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if a notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee, or the Company, receives written notice of revocation before the date on which the Company certifies to such Trustee that the Holders of the requisite principal amount of Notes have consented to such amendment or waiver. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04 Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company, in exchange for all Notes, may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel complying with Section 12.03 hereof and further stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and an Opinion of Counsel stating that such amendment, supplement or (if applicable) waiver constitutes the legal, valid and binding obligation of the Company (and the Guarantors, if applicable), subject to customary exceptions.

ARTICLE TEN

NOTE GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or as otherwise permitted pursuant to this Indenture.

(c) If any Holder or the Trustee is required, by any court or otherwise, to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to such Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Notation Not Required.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee of each applicable Guarantor set forth in this Indenture or any Supplemental Indenture on behalf of such Guarantor. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee.

Section 10.04 Releases

(a) A Note Guarantee of a Guarantor will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):

(i)	in connection with any sale or other disposition (including by merger or otherwise) of Capital Stock of the Guarantor after which such Guarantor is no longer a Subsidiary of the Company or the sale or other disposition of all or substantially all of the assets of such Guarantor (other than to the Company or a Restricted Subsidiary), in each case if such sale or other disposition complies with Section 4.08, including by not constituting as “Asset Sale” pursuant to the exclusions from the definition thereof;

(ii)	if the Company properly designates the Guarantor as an Unrestricted Subsidiary under this Indenture or such Guarantor otherwise ceases to be a Restricted Subsidiary in accordance with this Indenture;

(iii)	at such time as such Guarantor does not have any Indebtedness outstanding that would have required such Guarantor to enter into a Note Guarantee pursuant to the provisions described under Section 4.17(a) hereof, including upon the release or discharge of the Guarantee that resulted in the creation of such Note Guarantee pursuant to that covenant, except a discharge or release by or as a result of payment under such Guarantee;

(iv)	upon a Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture that complies with the provisions of Section 8.02, Section 8.03 or Section 11.01; or

(v)	upon payment in full of the aggregate principal amount of all Notes then outstanding and all other obligations under this Indenture and the Notes then due and owing.

(b) Upon any occurrence giving rise to a release of a Note Guarantee as specified in Section 10.04(a) hereof, such Guarantor whose Note Guarantee is being released shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the release of such Note Guarantee have been complied with.

(c) Upon any occurrence giving rise to a release of a Note Guarantee as specified in Section 10.04(a) hereof, the Trustee will execute any documents required in order to evidence or effect such release, discharge and termination in respect of such Note Guarantee. Neither the Company nor any Guarantor will be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge.

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

(a) This Indenture shall be discharged and shall cease to be of further effect when:

(i)	either:

(A)	all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(B)	all Notes that have not been delivered to the Trustee for cancellation (x) have become due and payable (by reason of the mailing of a notice of redemption or otherwise), (y) shall become due and payable at Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense, and in each such case the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date, as the case may be;

(ii)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(iii)	the Company or any Guarantor has paid or caused to be paid all other sums then payable by it under this Indenture; and

(iv)	the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or the redemption date, as the case may be.

(b) The Company shall deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge as contemplated by this Article Eleven shall have been satisfied.

Section 11.02 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

ARTICLE TWELVE

MISCELLANEOUS

Section 12.01 Notices.

(a) Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee, on the other hand, to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

DreamWorks Animation SKG, Inc.

Campanile Building

1000 Flower Street

Glendale, CA 91201

Facsimile: (818) 695-7130

Attention: General Counsel

With courtesy copies to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Facsimile: (212) 474-3700

Attention: Andrew J. Pitts

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 400

Los Angeles, California 90071

Facsimile: (213) 630-6298

Attention: Corporate Trust Administration

(b) The Company, the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

(g) The Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability to the Company for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information and the Company agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications.

Section 12.02 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 12.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than authentication of the Initial Notes, the sole requirement for which shall be an Authentication Order), the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)	a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)	a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)	a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.05 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Notes Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases these individuals from this liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.07 Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 12.08 Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York in each case located in The City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties (to the fullest extent permitted by applicable law) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that such suit, action or other proceeding has been brought in an inconvenient forum.

Section 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.04 hereof.

Section 12.11 Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not (to the fullest extent permitted by applicable law) in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, PDF or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Indenture.

The exchange of copies of this Indenture and of signature pages by facsimile, PDF transmission or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 12.13 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 12.13.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) Notwithstanding anything to the contrary contained in this Section 12.13, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.

(d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 12.14 Benefit of Indenture.

Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.15 Table of Contents, Headings, Etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR THE NOTES.

Section 12.17 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act (the “Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the Patriot Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Company:

DreamWorks Animation SKG, Inc., a Delaware corporation, as Issuer

By:	/s/ Andrew Chang
	Name:	Andrew Chang
	Title:	Secretary

Indenture

IN WITNESS WHEREOF the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Initial Guarantors:

BIG IDEA.COM, LLC

BIG IDEA ENTERTAINMENT, LLC

BOOMERANG MEDIA HOLDINGS II, LLC

BOOMERANG MEDIA HOLDINGS III, LLC

CLASSIC FEATURE PRODUCTIONS, LLC

CLASSIC MEDIA, LLC

CLASSIC MEDIA HOLDINGS, LLC

CLASSIC MEDIA MUSIC, LLC

CLASSIC MEDIA PICTURES, LLC

CLASSIC MEDIA PRODUCTIONS, LLC

DREAMWORKS ANIMATION L.L.C.

DREAMWORKS ANIMATION HOME ENTERTAINMENT, INC.

DREAMWORKS ANIMATION HOME ENTERTAINMENT, L.L.C.

DREAMWORKS ANIMATION INTERNATIONAL SERVICES, INC.

DREAMWORKS ANIMATION LIVE THEATRICAL PRODUCTIONS, L.L.C.

DREAMWORKS ANIMATION ONLINE, INC.

DREAMWORKS ANIMATION TELEVISION, INC.

DREAMWORKS ANIMATION TELEVISION POST-PRODUCTION, INC.

DREAMWORKS, INC.

DREAMWORKS POST-PRODUCTION L.L.C.

DWA GLENDALE PROPERTIES, LLC

DWA LIVE STAGE DEVELOPMENT, LLC

DWA INTERNATIONAL INVESTMENTS, INC.

DWA INTERNATIONAL TELEVISION PROPERTIES, INC.

DWA INVESTMENTS, INC.

DWT SHREK TOUR ONE, INC.

ENTERTAINMENT RIGHTS US HOLDINGS, LLC

GOLD KEY HOME VIDEO, LLC

GOTJ DISTRIBUTION, LLC

GTCR/BOOMERANG HOLDINGS/B CORP.

LASSIE DISTRIBUTION, LLC

LITTLE LOTTA MUSIC, LLC

MOON SPIN FILMS, INC.

PACIFIC DATA IMAGES, INC.

PACIFIC DATA IMAGES L.L.C.

AWESOMENESSTV, INC.

AWESOMENESS, LLC

STUART STREET, LLC

MB FILMS, LLC

VEGGIETALES TOUR, INC.

as Guarantors

By:	/s/ Andrew Chang
	Name:	Andrew Chang
	Title:	Secretary

Indenture

Trustee:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Lawrence Dillard
	Name:	Lawrence Dillard
	Title:	Vice President

Indenture

EXHIBIT A

FORM OF NOTE

[Face of Note]

[Insert applicable legends pursuant to the provisions of the Indenture].

CUSIP [            ]

ISIN [            ]

No.	**$[ ]**

DreamWorks Animation SKG, Inc.

6.875% Senior Note due 2020

Issue Date: [                    ]

DREAMWORKS ANIMATION SKG, INC. (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [insert if Global Note: the amount set forth on the attached SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE] / [insert if Definitive Note: [            ] DOLLARS ($[            ])] on August 15, 2020.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

DREAMWORKS ANIMATION SKG, INC.

By:
Name:
Title:

This is one of the 6.875% Senior Notes due 2020 to which reference is made in the within-mentioned Indenture.

Dated: [                    ]

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

[Reverse Side of Note]

DREAMWORKS ANIMATION SKG, INC.

6.875% Senior Note due 2020

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. The Company promises to pay interest on the principal amount of this Note at 6.875% per annum from the date hereof until maturity. Interest on the Notes will be payable semiannually in arrears on February 15 and August 15 each year, commencing on February 15, 2014. The Company will make each interest payment to the Holders of record on the immediately preceding February 1 and August 1. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1.0% higher than the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and premium, if any (without regard to any applicable grace period), at the same rate to the extent lawful. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. The Company shall pay interest on the Notes (except as provided in Section 2.13 of the Indenture with respect to defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 and August 1 next preceding the applicable interest payment date, including accrued and unpaid interest to, but not including, the date of redemption or cancellation if the Notes are redeemed or canceled after such record date and on or before such interest payment date. The Notes shall be payable as to principal, premium, if any, and interest at the offices or agencies of one or more Paying Agents and Registrars maintained for such purpose in The City of New York, New York, or, at the option of the Company, payment of interest, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to the principal of, and premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent; and provided further that all payments of principal, premium, if any, and interest, with respect to the Global Notes registered in the name of or held by DTC or its nominee and will be made by wire transfer of immediately available funds to the account in the United States specified by DTC. Such payment shall be in U.S. dollars.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder.

4. Indenture. The Company issued the Notes under an Indenture dated as of August 14, 2013 (the “Indenture”) among the Company, the Initial Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture . The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall (to the fullest extent permitted by law) govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

5. Optional Redemption. The Notes may be redeemed at the option of the Company as set forth in Section 3.07 of the Indenture.

6. Mandatory Redemption. The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. Under certain circumstances, the Company may be required to Offer to Purchase the Notes pursuant to Sections 4.07 and 4.08 of the Indenture. The Company and its Restricted Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise or enter into derivative transactions or other agreements that have the effect of acquiring economic or other rights associated with the Notes.

7. Selection and Notice of Redemption. Any redemption pursuant to paragraph 5 above shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

8. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, subject to certain exceptions, the Company will be required to commence and consummate an Offer to Purchase for all Notes then outstanding pursuant to Section 4.07 of the Indenture.

9. Denominations, Transfer and Exchange. The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As set forth more fully in the Indenture, (a) the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture; (b) the Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part; and (c) the Company need not transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

10. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including any Additional Notes) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default, or compliance with any provision of the Indenture or the Notes, may be waived with the consent of the Holders of a majority in principal of the Notes then outstanding and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). The Indenture may also be amended without the consent of any Holders as provided in the Indenture.

12. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Restricted Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company), all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. As more particularly provided in the Indenture, (a) subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power; (b) the Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest; and (c) the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of premium, if any, interest on, or the principal of, the Notes.

13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. Guarantees. On the Issue Date, the Company’s obligations under the Notes will be guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.

15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases these individuals from this liability. The waiver and release are part of the consideration for issuance of the Notes.

16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

DreamWorks Animation SKG, Inc.

Campanile Building

1000 Flower Street

Glendale, CA 91201

Facsimile: (818) 695-7130

Attention: General Counsel

With courtesy copies to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Facsimile: (212) 474-3700

Attention: Andrew J. Pitts

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Signatory must be a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:

☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Signatory must be a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The original principal amount of this Global Note is $— (— DOLLARS). The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following such decrease (or increase)	Signature of Authorized Officer of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 400

Los Angeles, California 90071

Facsimile: (213) 630-6298

Attention: Corporate Trust Administration

Re: 6.875% Senior Notes due 2020

Reference is hereby made to the Indenture, dated as of August 14, 2013 (the “Indenture”), among DreamWorks Animation SKG, Inc., a Delaware corporation (the “Company”), the Initial Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                          (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $             in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐ 1. ☐ Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Restricted Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Restricted Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

☐ 2. ☐ Check if Transferee shall take delivery of a beneficial interest in a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and either (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

☐ 3. ☐ Check and complete if Transferee shall take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐ (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification);

or

☐ (b) such Transfer is being effected to the Company or a subsidiary thereof;

or

☐ (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐ (a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.

☐ (b) Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.

☐ (c) ☐ Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

(A)	☐ a beneficial interest in the

(i)	☐ 144A Global Note (CUSIP [ ]); or

(ii)	☐ Regulation S Global Note (CUSIP [ ]); or

(B)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(A)	☐ a beneficial interest in the

(i)	☐ 144A Global Note (CUSIP [ ]); or

(ii)	☐ Regulation S Global Note (CUSIP [ ]); or

(iii)	☐ Unrestricted Global Note (CUSIP [ ]); or

(B)	☐ a Restricted Definitive Note; or

(C)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 400

Los Angeles, California 90071

Facsimile: (213) 630-6298

Attention: Corporate Trust Administration

Re: 6.875% Senior Notes due 2020

Reference is hereby made to the Indenture, dated as of August 14, 2013 (the “Indenture”), among DreamWorks Animation SKG, Inc., a Delaware corporation (the “Company”), the Initial Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                              (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. ☐ Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

☐ (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable securities laws of any state of the United States.

☐ (b) Check if Exchange is from beneficial interest in a Restricted Global Note to an Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable securities laws of any state of the United States.

☐ (c) Check if Exchange is from a Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable securities laws of any state of the United States.

☐ (d) Check if Exchange is from a Restricted Definitive Note to an Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the

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Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable securities laws of any state of the United States.

2. ☐ Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

☐ (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to a Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐ (b) Check if Exchange is from a Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

☐                   ☐ 144A Global Note, ☐

     ☐ Regulation S Global Note,

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

DREAMWORKS ANIMATION SKG, INC.,

THE GUARANTORS NAMED HEREIN

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

AS TRUSTEE

SUPPLEMENTAL INDENTURE NO. [    ]

Dated as of [    ]

to

INDENTURE

Dated as of August 14, 2013

between

DREAMWORKS ANIMATION SKG, INC.,

THE INITIAL GUARANTORS NAMED THEREIN

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

AS TRUSTEE

$300,000,000

6.875% Senior Notes due 2020

SUPPLEMENTAL INDENTURE NO. [    ], dated as of [    ], among DreamWorks Animation SKG, Inc., a Delaware Corporation (the “Company”), the guarantors of the Company named on the signature pages hereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the hereafter defined Indenture.

WHEREAS the Company and the Initial Guarantors heretofore executed and delivered to the Trustee an Indenture dated as of August 14, 2013 (the “Indenture”), providing for the issuance of the Company’s 6.875% Senior Notes due 2020 (the “Notes”); and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly and validly authorized by the Company and each of the Guarantors; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

REAFFIRMATION AND ACCESSION

SECTION 1.01. Reaffirmation. The Company hereby expressly and unconditionally reaffirms each and every covenant, agreement and undertaking of such party in the Indenture.

SECTION 1.02. Guarantees and Accession of Guarantees. Each Guarantor hereby fully and unconditionally guarantees, on a [senior / subordinated], joint and several basis, the Obligations to the extent provided in, and subject to the limitations set forth in, Article 10 of the Indenture, and further expressly and unconditionally agrees to be bound by each and every other covenant, agreement and undertaking of a Guarantor in the Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 2.01. Terms Defined. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

SECTION 2.02. Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

SECTION 2.03. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 2.04. Successors. All agreements of the Company and any Guarantor in this Supplemental Indenture and the Notes shall bind their respective successors to the extent set forth in the Indenture.

SECTION 2.05. Multiple Counterparts. This Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Supplemental Indenture.

SECTION 2.06. Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of the Indenture.

SECTION 2.07. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and each Guarantor by corporate action or otherwise, (iii) the due execution hereof by the Company and each Guarantor and/or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

SECTION 2.08. Jurisdiction. The Company and each Guarantor agree that any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture, the Note Guarantee or the Notes or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York in each case located in The City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties (to the fullest extent permitted by applicable law) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that such suit, action or proceeding has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. [            ] to be duly executed as of the date first written above.

Very truly yours,

DreamWorks Animation SKG, Inc.

By:
Name:
Title:

BIG IDEA.COM, LLC

BIG IDEA ENTERTAINMENT, LLC

BOOMERANG MEDIA HOLDINGS II, LLC

BOOMERANG MEDIA HOLDINGS III, LLC

CLASSIC FEATURE PRODUCTIONS, LLC

CLASSIC MEDIA, LLC

CLASSIC MEDIA HOLDINGS, LLC

CLASSIC MEDIA MUSIC, LLC

CLASSIC MEDIA PICTURES, LLC

CLASSIC MEDIA PRODUCTIONS, LLC

DREAMWORKS ANIMATION L.L.C.

DREAMWORKS ANIMATION HOME ENTERTAINMENT, INC.

DREAMWORKS ANIMATION HOME ENTERTAINMENT, L.L.C.

DREAMWORKS ANIMATION INTERNATIONAL SERVICES, INC.

DREAMWORKS ANIMATION LIVE THEATRICAL PRODUCTIONS, L.L.C.

DREAMWORKS ANIMATION ONLINE, INC.

DREAMWORKS ANIMATION TELEVISION, INC.

DREAMWORKS ANIMATION TELEVISION POST-PRODUCTION, INC.

DREAMWORKS, INC.

DREAMWORKS POST-PRODUCTION L.L.C.

DWA GLENDALE PROPERTIES, LLC

DWA LIVE STAGE DEVELOPMENT, LLC

DWA INTERNATIONAL INVESTMENTS, INC.

DWA INTERNATIONAL TELEVISION PROPERTIES, INC.

DWA INVESTMENTS, INC. DWT SHREK TOUR ONE, INC.

ENTERTAINMENT RIGHTS US HOLDINGS, LLC

GOLD KEY HOME VIDEO, LLC

GOTJ DISTRIBUTION, LLC

GTCR/BOOMERANG HOLDINGS/B CORP.

LASSIE DISTRIBUTION, LLC

LITTLE LOTTA MUSIC, LLC

MOON SPIN FILMS, INC.

PACIFIC DATA IMAGES, INC.

PACIFIC DATA IMAGES L.L.C.

AWESOMENESSTV, INC.

AWESOMENESS, LLC

STUART STREET, LLC

MB FILMS, LLC

VEGGIETALES TOUR, INC.

as Guarantors

By:
Name:
Title:

TRUSTEE

The Bank of New York Mellon Trust Company, N.A.,

As Trustee

By:
Name:
Title:

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